SCHEDULE 14A INFORMATION
 Solicitation Prior to Furnishing Required Proxy Statement Pursuant to
                    Section 14(a) of the Securities Exchange
                                   Act of 1934


Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /      Preliminary Proxy Statement (Consent Revocation Statement)
/ /      Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
/ /      Definitive Proxy Statement
/ /      Definitive Additional Materials
/X/      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

                            OREGON STEEL MILLS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/X/      No fee required.
/ /      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) an
         0-11.
         (1) Title of each class of securities to which transaction applies: _______________
         (2) Aggregate number of securities to which transaction applies: _______________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________________________
         (4)      Proposed maximum aggregate value of transaction: $__________
         (5)      Total fee paid: $__________

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: _______________
         (2)      Form, Schedule or Registration Statement No.: ________________
         (3)      Filing Party: ________________
         (4)      Date Filed: ________________

                            OREGON STEEL MILLS, INC.



DATE:    December 30, 1998
TO:      All Employees
FROM:    Joe Corvin, President of Oregon Steel Mills, Inc.
================================================================================


A group calling itself the Committee for Shareholder Value has recently mailed information to many of our shareholder employees asking them to consent to the adoption of three committee-sponsored proposals. It is important for you to know that this committee consists of the Crabbe Huson Group, Inc., Amalgamated Bank of New York and the AFL-CIO. The AFL-CIO group, in an effort to make it appear that they speak for other shareholders, is calling itself a "Committee" of shareholders. We believe that these proposals are part of an on-going United Steelworkers of America ("Union") campaign directed at Oregon Steel Mills.

The Board of Directors of Oregon Steel Mills opposes each of the AFL-CIO proposals and recommends that you do not sign the gold consent card or any other forms which may be sent to you by the AFL-CIO group. If you have any questions regarding the mailing, the Company's position, or the nature of the proposals, please call the Investor Relation's office at 240-5226.


                                         /s/ Joe Corvin
                                         ---------------------------------------
                                         Joe Corvin